EXHIBIT 99

                  NORTEK, INC. AND SUBSIDIARIES
    UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
             (In Thousands Except Per Share Amounts)



                                                For the Twelve
                                                 Months Ended
                                                April 1, 1995

                                                -------------
Net Sales                                         $752,949
                                                   -------

Costs and Expenses:
 Cost of products sold                             536,466
 Selling, general and administrative expense       165,707
                                                   -------
                                                   702,173
                                                   -------
Operating earnings                                  50,776
Interest expense                                   (24,197)
Interest income                                      5,671
Loss on business sold                               (1,750)
                                                   -------
Earnings before provision for income taxes          30,500
Provision for income taxes                          11,500
                                                   -------
Earnings before extraordinary loss                  19,000
Extraordinary loss from debt retirements              (200)
                                                   -------
   Net Earnings                                   $ 18,800
                                                   =======

Net Earnings Per Share:
Earnings Before Extraordinary Loss--
 Primary                                           $  1.49
                                                    ------
 Fully diluted                                     $  1.48
                                                    ------
Extraordinary Loss--
 Primary                                           $  (.01)
                                                    ------
 Fully diluted                                     $  (.01)
                                                    ------
Net Earnings--
 Primary                                           $  1.48
                                                    ======
 Fully diluted                                     $  1.47
                                                    ======

Weighted Average Number of Shares:
 Primary                                            12,712
                                                    ======
 Fully diluted                                      12,941
                                                    ======



It is suggested that this Unaudited Condensed Consolidated Statement of Operations be read in conjunction with the financial statements and the notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Quarterly Report on Form 10-Q for the first quarter ended April 1, 1995 contained herein.